Exhibit 99.1

Ascent Solar Extends Relationship with Existing Investor, With $7 Million Series F Convertible Preferred Stock Offering
Funding to Supplement Previously Announced Committed Equity Line
THORNTON, CO-- (Marketwired - January 20, 2016) - Ascent Solar Technologies, Inc. (NASDAQ: ASTI), a developer and manufacturer of state-of-the-art, flexible thin-film photovoltaic modules integrated into the Company's EnerPlex™ series of consumer products, announced today that the Company is offering $7 million of a newly designated Series F 7% Convertible Preferred Stock (the “Series F Preferred Stock”) to existing investor Redwood Management LLC.
The Series F Preferred Stock will be issued to the investor through a registered direct offering.
A shelf registration statement (File No. 333-199214) relating to the Series F Preferred Stock being offered has been filed with and declared effective by the SEC.
A prospectus supplement relating to the offering of the Series F Preferred Stock will be filed by the Company with the SEC. Copies of the prospectus supplement, together with the accompanying prospectus, can be obtained at the SEC’s website at http://www.sec.gov or from Ascent Solar Technologies, Inc., 12300 Grant Street, Thornton CO 80241, Attention: Investor Relations.
The complete terms of the financing have been included in a Form 8-K filed by Ascent Solar with the SEC on January 20, 2016.
This press release does not and shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration under the securities laws of any state or jurisdiction. Any offering of the Series F preferred stock will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.
The $7 million in new funding is a supplement to the Committed Equity Line (“CEL”) financing with Redwood that was secured in November 2015. The Series F Preferred Stock financing will allow the Company to postpone any further drawdowns under the CEL until some later time in 2016.
"We are pleased to have secured this additional funding. This agreement will allow the Company to more easily manage the drawdown of the CEL and further share issuance associated with the funding options.” commented Victor Lee, President and CEO of Ascent Solar Technologies, Inc.

About Ascent Solar Technologies:
Ascent Solar Technologies, Inc. is a developer of thin-film photovoltaic modules using flexible plastic substrate materials that are more versatile and rugged than traditional solar panels. Ascent Solar modules, which were named one of TIME Magazine's 50 best inventions for 2011, can be directly integrated into consumer products and off-grid applications, commercial transportation, automotive solutions, space applications, consumer electronics for portable power and durable off-

grid solutions. Ascent Solar is headquartered in Thornton, Colorado. For more information, go to www.goenerplex.com and www.ascentsolar.com.

Forward-Looking Statements:
Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with the Securities and Exchange Commission.

Contact:
Ascent Solar Technologies, Inc.
Investor and Media Relations
Adam Holdsworth
Investor Relations
PCG Advisory Group
adamh@pcgadvisory.com
+1-646-862-4607

Sean Leous
Media Relations
PCG Advisory Group
sleous@pcgadvisory.com
+1-646-863-8998